BEFORE THE PUBLIC SERVICE COMMISSION

                               OF THE STATE OF MISSOURI



          In the Matter of the Joint Application of     )
          Western Resources, Inc., d/b/a Gas Service,   )
          a Western Resources Company, a Kansas         )
          Corporation, and Southern Union Company,      )
          d/b/a Missouri Gas Energy, a Delaware         )
          corporation, for an order authorizing the     ) Case No. GM-94-40
          sale, transfer and assignment of certain      )
          assets relating to the provision of gas       )
          service in Missouri from Western Resources,   )
          Inc. to Southern Union Company, and in        )
          connection therewith, certain other related   )
          transactions.                                 )

          APPEARANCES:   J. Michael  Peters,  Western Resources,  Inc.  818
                         Kansas Avenue, Topeka, Kansas   66612, for Western
                         Resources,  Inc.  d/b/a  Gas  Service,  a  Western
                         Resources Company.

                         James C. Swearengen and Gary W. Duffy, Brydon, Swearengen & England, P.C., 312 East Capitol Avenue, P. O. Box 456, Jefferson City, Missouri 65102, for Southern Union Company.

                         Dennis  K. Morgan,  Southern  Union  Company,  504
                         Lavaca, Suite  900,  Austin,  Texas    78701,  for
                         Southern Union Company.

                         Richard S. Brownlee, Hendren and Andrae, 235 East High Street, P. O. Box 1069, Jefferson City, Missouri 65102, for Williams Natural Gas.

                         Stuart W. Conrad, Lathrop & Norquist, 2345 Grand Avenue, Kansas City, Missouri 64108, for Armco, Inc. and Midwest Gas Users Association.

                         James P. Zakoura, Smithyman & Zakoura, 650 Commerce Plaza, 7300 West 110th Street, Overland Park, Kansas 66210, for Riverside Pipeline Company, L.P.

                         Paul W. Phillips, Deputy Assistant General Counsel, U.S. Department of Energy, 1000 Independence Avenue, Southwest, Washington, D. C. 20585, for United States Department of Energy, Federal Executive Agencies.





                         Douglas E.  Micheel, Office of Public  Counsel, P.
                         O. Box 7800, Jefferson City, Missouri 65102, for Office of the Public Counsel and the Public.

                         Patrick A. Baumhoer, Andereck, Evans, Milne, Peace & Baumhoer, P. O. Box 1438, Jefferson City, Missouri 65102-1438, for Mountain Iron & Supply Company.

                         William G. Higgins, Staff Attorney, Kansas City Power & Light Company, 1201 Walnut Street, Kansas City, Missouri 65106, for Kansas City Power & Light Company.

                         Penny G. Baker, David Woodsmall, and Eugene Mitchell, Jr., Staff Attorneys, Missouri Public Service Commission, P. O. Box 360, Jefferson City, Missouri 65102, for Staff of the Missouri Public Service Commission.

          HEARING
          EXAMINER:           Joseph A. Derque III





                                   REPORT AND ORDER

                                  Procedural History

               On  August  5,  1993,  Western Resources,  Inc.,  d/b/a  Gas

          Service  (WRI) and  Southern  Union Company,  d/b/a Missouri  Gas

          Energy  (SU) filed a  joint application requesting  an order from the Commission authorizing the  sale, transfer, and assignment of assets of  WRI to SU related  to the provision of  gas service in the  State of Missouri, and, in connection therewith, approval to

          perform  certain  other  related  transactions.    After  various

          procedural  motions,  interventions, and  scheduling  orders were

          made,  and  after  the   submission  of  testimony,  a  unanimous

          stipulation  and  agreement  was  submitted  by  the  parties  on

          December 16, 1993, having been agreed to by WRI, SU, the Staff of

          the  Commission,   Office  of  Public  Counsel   (OFC),  and  all

          intervenors.

               A  hearing  was   held  on  December   20,  1993,  for   the

          presentation of that agreement and for the entry of the agreement and testimony of witnesses into evidence.

                                   Findings of Fact

               Western Resources  is a Kansas corporation  in good standing and  currently owns and operates a gas distribution system in the

          Western portion of the State of Missouri, which is the subject of

          this  transaction.    WRI  operates subject  to  certificates  of

          convenience and necessity issued by the Commission and subject to the rules, regulations and jurisdiction of the Commission.









               Southern Union  is a  Delaware corporation authorized  to do

          business  in Missouri  and  is in  good  standing.   Should  this

          agreement  be approved by the Commission,  Southern Union will do business in Missouri  as Missouri  Gas Energy and  will have  its principal office in Kansas City, Missouri.

               The  unanimous stipulation and agreement, filed December 16,

          1993, seeks  the approval  of the  Commission for WRI  and SU  to engage in  the proposed sale of assets as set out in the original and  amended applications  and  contract as  filed  by the  joint applicants and per  the terms of  the stipulation and  agreement.

          As all parties  in this matter have  reached agreement concerning the issues presented in  this case, the Commission finds  that an evidentiary hearing is not necessary.

               The  basic  transaction,  as  set  out  in  the  contractual agreement between SU and WRI is as follows:

               Section 3.02  Purchase Price for Assets

               (a) As consideration for the Assets and subject to the terms, conditions, and limitations set forth in this Agreement, the purchase price ("Purchase Price" payable by Buyer to Seller shall be an amount equal to $327,940,490 plus (i) to the extent permitted by Section 8.01(f) hereof, and capital expenditures made by Seller (net of third-person contributions or advances) after March 31, 1993 and relating to the Gas Pipelines and Plants, net of depreciation, amortizations and retirements of all Gas Pipelines and Plants in accordance with applicable regulatory principles, practices and orders; plus (ii) the amounts payable by Buyer for Total Inventory pursuant to Sections 4.01 and 4.02 hereof, plus or minus (iii) changes in the book value of intangible personal property rights and regulatory assets set forth on Schedule 1.01(a) after March 31, 1993, net of depreciation or amortization in accordance with applicable regulatory principles, practices and orders, plus






                    (iv) an amount payable by Buyer for Accounts Receivable net of allowance for uncollectible customer accounts receivable of .96% of the gross amount of the receivable); minus (v) the amount of the Accounts Payable; and minus or plus (vi) amounts payable to or by Buyer under Section 3.04.

               In addition, the contract contains various specific matters.

          In testimony, the Staff  of the Commission and the OPC  deal with those  specifics which  they  felt might  be  detrimental to  the public interest.

               The Staff of the  Commission and the OPC present  12 points,

          11  by the  Staff and  one by  OPC, that  they maintain  could be considered detrimental  to the public interest.  The following is a summary of the concerns expressed by the Staff:

               1) Western Resources keeps excess pension assets over the related projected benefit obligation.

               2) Southern Union pays a significant premium for the Missouri property.

               3) Western Resources transfers the FAS 106 liability (TSO) and keeps COLI assets.

               4) The sale results in elimination of the deferred income tax offset to rate base.

               5) The sale results in cost shifts to Missouri. For example, employees in Missouri will be transferred to Southern Union that performed service for Kansas and Oklahoma.

               6)  Western   Resources   overcharges  Southern   Union  for
                   accounts receivable because of the net allowance for uncollectible accounts.

               7)  Western   Resources  transfers  FAS   106  liability  to
                   Missouri related to work performed for other assets.

               8)  Western  Resources  transfers   supplemental  retirement
                   contract expense to Missouri related to work performed in other states.








               9) Southern Union has a lower debt rating and higher cost of capital than Western Resources.

               10) Western Resources  will retain all investment tax credit benefits.

               11) Western  Resources  is  transferring  any  employee  and retiree obligation related to its Palmyra operations to Southern Union.

               In addition,  the Office of Public Counsel took the position that the capital structure  of Southern Union after  the proposed transaction, that being 28%  equity and 72% debt, could  place SU in a difficult financial position in light of anticipated expense for  pipeline  replacement and  other  expenditures  for physical plant necessitated  by the aging  infrastructure of parts  of the

          WRI system.   The  OPC was  concerned that, as  a result  of this

          acquisition, the cash necessary  to complete these projects would be obtained  by  SU from  the  ratepayers  in the  form  of  rate increases.

               Finally, both the Staff  and OPC were opposed to  SU passing on the  cost  of this  acquisition,  that being  principally  the purchase premium, known commonly as an acquisition adjustment, in the form of increased rates.

               In the stipulation and agreement some 25 matters were agreed

          to  by the  parties  and  intervenors.    Those  matters  can  be

          summarized as follows:

               1)  SU will not seek recovery on two retirement contracts;

               2) SU will not seek a rate or complaint case within at least three years (also see #7 below);

               3)  The acquisition premium will be below the line;








               4) An AAO will be requested authorizing a plan to offset costs as the result of FAS 106;

               5) SU agrees to monthly surveillance reporting per the WRI operating procedure;

               6) SU will obtain $9 million over the FBO from WRI for pensions and SU will make an additional contribution of $3 million;

               7) SU will not request a general rate increase until obtaining a total capital ratio in line with lowest investment grade S&P rating;

               8) SU agrees to a rate base offset to compensate for rate base deductions eliminated by this transaction;

               9) SU will follow the gas safety rules as promulgated by the Commission;

               10) An AAO  will be sought  for expenses connected  with the gas safety program similar to that in place for WRI;

               11) and  12)   All  parties  reserve  the  right to  various
                   additional adjustments;

               13) SU  will file  a cost-of-service  study  with its  first non-gas general rate case;

               14) WRI  will assign  all rights  to SU  from Wyoming  Tight
                   Sands litigation;

               15) SU will file tariffs at least ten days before closing;

               16) SU will discuss take or pay costs with intervenors;

               17) SU  will reduce  regulatory income  tax  expense in  its next rate case;

               18) through 24)  are standard clauses;

               25) The  Staff reserves  the right  to  file a  confidential brief with the Commission presenting its rationale for this agreement.

               Comparison  of the  concerns of  the Staff  and OPC  and the resultant conditions  in the  stipulation and Agreement  indicate that major  concerns  of  the  parties were  at  least  partially

          alleviated.   The ratepayer  has been, at  least for a  period of






          time, protected  from any  attempt by SU  to recoup  many of  the

          costs  of  the transaction  through an  increase  in rates.   The

          acquisition cost itself, called  a purchase premium, will clearly not be passed on to the ratepayer.  The current WRI pension fund,

          a concern  of various  intervenors and other  interested parties,

          was  adequately  protected.    Finally, emphasis  was  placed  on

          compliance by SU with  the regulatory requirements,  particularly

          in   the  area  of  the  Commission's  gas  safety  and  pipeline replacement programs.

               The  Commission  has  reviewed  the  testimony,  contractual agreement and stipulation and agreement proposed in this case and will approve  the stipulation  and agreement and,  therefore, the

          proposed   transaction.     In  approving  this   agreement,  the

          Commission relies on  the testimony  of SU and  the expertise  of both the  Staff and OPC  in regard to  the capabilities of  SU to provide  safe and adequate service over a period of years without detriment to the ratepayers or the general public.

               The Commission would express concern regarding the resultant

          financial  condition of  SU  subsequent to  the  sale.   In  this

          regard,  the Commission  is  aware that  the approximate  capital structure of  SU immediately  following the proposed  transaction will be 72% debt and 28% equity.  The Commission would note that,

          in such a heavily leveraged position, SU has agreed to forego the filing of  a general  rate case  for a period  of at  least three

          years from the  date the transaction  is consummated.   Testimony

          reveals  that  SU has  considered  the  nature  of the  financial







          position in which it will be placed and feels secure that it will have  adequate  cash  resources  to provide  safe  and  efficient

          service over  the  next three  to five  years.   In addition,  SU

          states that it will be able to comply with the various safety and replacement  regulations in  this  state and  will replace  aging physical plant in the current system as appropriate.

               The Commission,  therefore, for  the reasons set  out above,

          finds the  pro-posed stipulation  and agreement to  be reasonable

          and  in the public interest.   In addition,  the Commission finds

          the proposed  transaction not  to  be detrimental  to the  public interest as  amended by the  stipulation and agreement  and will,

          there-fore, approve  the proposed transaction  as set out  in the

          applications,   con-tractual   agreement,  and   stipulation  and

          agreement.

                                  Conclusions of Law

               The  principal   issue  before  the  Commission,   based  on

          substantial and competent  evidence contained in the record  as a whole,  and in accordance with the controlling rule in this case,

          4 CSR 240-2.050(7),  can be stated as follows:   "Is the proposed

          sale  of 100  percent of  the Missouri  assets of  WRI to  SU not

          detrimental to the public interest?"   See State ex rel. City  of

          St. Louis v. Public  Service Commission, 73 S.W.2d 393  (no. banc

          1934); and State ex rel.  Fee Fee Trunk Sewer, Inc. v.  Litz, 596

          S.W.2nd 466 (No. App. 1980).











               In Case No. EM-91-290, in the matter of UtiliCorp United and

          Colorado Transfer Company, the  Commission created a supplemental set of standards for acquisitions and mergers, those being:

               "a. All documentation generated relative to the analysis  of
                   the  merger   and  acquisition   in  question  must   be
                   maintained.

               b. The Company must present an estimate of the impact of the merger on its Missouri jurisdictional operations.

               c.  The Company must  provide an assessment of  the relative
                   risk   regarding   items   that   impact  its   Missouri
                   operations.

               d. The Company must propose assurances or conditions that will address the overall merger components that pose the risk of being detri-mental to the Missouri public interest."

               In  the  above-stated  case,  in Ordered  Paragraph  7,  the

          Commission   stated,   "that   future    applications   involving

          acquisitions and mergers shall be subject to  the four conditions outlined in this order."

               Finally,  in  State v.  PSC, 73  S.W.2nd  at 400,  the Court

          states:

               "The respondents found that the public would not be affected by the transfer of the stock. The owners of this stock should have some-thing to say as to whether they can sell it or not. To deny them that right would be to deny them an incident important to ownership of property. City of Ottawa v. Public Service Commission, 130 Kan. 867, 288, p. 556. A property owner should be allowed to sell his property unless it would be detrimental to the public."

               The  Commission therefore  finds  that  the stipulation  and agreement  and transaction  to  which it  applies  should not  be

          denied  unless good  reason  exists to  do  so.   The  Commission

          further finds that substantial  and competent evidence exists, on







          the record, to support the Commission's finding that the proposed

          stipulation  and   agreement,  and   purchase  proposal   is  not

          detrimental to the public interest.

               The   Commission   finds  that   the   additional  standards

          prescribed  by   the  UtiliCorp  case,  supra,   which  apply  to

          acquisitions have been satisfied for purposes of this case.

               IT IS THEREFORE ORDERED:

               1.  That the stipulation and agreement  filed in this matter on December 16, 1993, and attached  hereto as Attachment

                   A, is hereby approved.

               2.  That Southern  Union  and Western  Resources are  hereby authorized to  perform the terms  and conditions of  the

                   contractual agreement for  sale of assets as  amended by

                   the stipulation and agreement approved  in #1 above, and

                   do  all  things  necessary or  incidental  to  the  per-

                   formance of those agreements.

               3.  That  Western  Resources is  authorized to  transfer all pertinent certificates  of convenience and  necessity to

                   Southern Union upon closing of this transaction.

               4.  That  Southern  Union  is  authorized  to  purchase  and acquire the  assets of Western  Resources as set  out in

                   the  various  approved  agreements  above  and  to  own,

                   operate, control, manage, and maintain  those assets and

                   to provide natural  gas service in the State of Missouri

                   subject  to  the  regulations  and  jurisdiction of  the

                   Commission.







               5.  That Southern Union may encumber  the assets acquired in

                   the  approved   transaction  as  may  be   necessary  in

                   accordance with the terms and con-ditions as set out  in

                   any of Southern Union's financing agreements.

               6.  That Southern  Union is authorized  to adopt the  rates,

                   rules, regu-lations,  and tariffs  of Western  Resources

                   currently  on file  with the  Commission at  the time of

                   closing of this transaction.

               7.  That the  joint applicants are  ordered to file  tariffs consistent  with  paragraph #15  of the  stipulation and

                   agreement, attachment  a, within  ten (10)  days of  the

                   date of issuance of this order.

               8.  That this  order shall become  effective on January  [9:

                   per ERRATA issued December 29, 1993] 1994.

                                             BY THE COMMISSION

                                             \s\David L. Rauch
                                             David L. Rauch
                                             Executive Secretary

          (S E A L)


          McClure, Parkins, Kincheloe and
          Crumpton, CC., Concur. Mueller,
          Chm., Absent.

          Dated at Jefferson City, Missouri,
          on this 29th day of December, 1993.



          12580











                         BEFORE THE PUBLIC SERVICE COMMISSION
                               OF THE STATE OF MISSOURI


          In the matter of the joint application)
          of Western Resources, Inc., d/b/a/ Gas)
          Service, a Western Resources Company, )
          a Kansas corporation, and Southern    )
          Union Company, d/b/a Missouri Gas     )
          Energy, a Delaware corporation, for an)
          order authorizing the sale, transfer  )      Case No. GM-94-40
          and assignment of certain assets      )
          relating to the provision of gas      )
          service in Missouri from Western      )
          Resources, Inc. to Southern Union     )
          Company, and in connection therewith, )
          certain other related transactions.   )


                         UNANIMOUS STIPULATION AND AGREEMENT

               On August 5, 1993, Western Resources, Inc. d/b/a Gas Service

          (Western Resources)  and Southern  Union Company,  d/b/a Missouri

          Gas  Energy (Southern  Union) filed  a Joint  Application for  an order  authorizing  among other  things  the  sale, transfer  and assignment of  certain assets  relating to  the provision  of gas service in Missouri from Western Resources to Southern Union.  On

          October  19, 1993, a First  Amended Application was  filed by the

          applicants.    The  Joint  Application and  First  Amended  Joint

          Application  are   referred  to   herein  collectively   as  "the

          Application".

               Direct  testimony  was  filed  September  24,  1993  by  the

          applicants.   By  order  dated October  8,  1993, the  Commission

          established a  procedural schedule  and  granted applications  to intervene  to Williams  Natural Gas,  Kansas City  Power &  Light

          Company,  Mountain Iron  and  Supply Company,  Midwest Gas  Users

          Association and  Armco Inc.,  Riverside Pipeline Company,  L. P.,

          and the United States  Department of Energy on behalf  of Federal





          Executive Agencies.  The City of St. Joseph, Missouri was granted

          participation  without intervention.   The  City of  Kansas City,

          Missouri filed  its Motion for  Intervention on December  6, 1993 and was granted participation without intervention on December 7,

          1993.

               Staff, Public Counsel  and other intervenors  filed Rebuttal testimony  pursuant to  the  Commission's order  on November  29,

          1993.

          On  December 6,  1993, a  prehearing conference  commenced during which  time the  parties reached  the following  stipulations and agreements which are set forth  in this Unanimous Stipulation and

          Agreement and dispose of all the issues in this case.

               1.   Southern   Union  agrees  not  to  seek  recovery  from

          Missouri  ratepayers for  the expense  related to  the retirement contracts of William Johnson and Henry Meyers.

               2.   Subject to  the limitations  of paragraph  18, Southern

          Union  will not implement a general increase in non-gas rates for three  years from the date of closing of the subject transaction.

          Subject to the limitations of paragraph 18, no party hereto shall bring  a complaint with regard to non-gas rates, or assist anyone else  in the instigation or processing of a complaint with regard to non-gas rates, for three years from the date of closing of the subject transaction.  This agreement shall not  be interpreted to preclude any proper party  from bringing a complaint with  regard to  the  terms and  conditions  upon which  service  is provided,









          including promotional practices, (i.e.,  not related to rates) or fully participating in any other complaint not related to rates.

               3.   The amount of any acquisition premium (i.e., the amount

          of  the purchase  price above  net book  value) paid  by Southern

          Union to  Western  Resources for  the gas  properties of  Western

          Resources shall be treated below the line for ratemaking purposes in Missouri and neither amortization nor inclusion of the premium in rate base shall be sought to be recovered by Southern Union in rates in any Missouri proceeding.

               4.   Staff will agree to recommend approval of an Accounting

          Authority  Order (AAO)  for  Southern Union  for  FAS 106  and  a

          Company Owned  Life Insurance  Program (COLI) program  similar to that  previously granted to Western  Resources in Case No. GO-93-

          201.    Southern  Union  agrees to  a  COLI  similar  to  the one

          currently  employed by Western Resources.  No other party to this agreement shall oppose  a request for an AAO for  purposes of FAS

          106 and the COLI program pursuant to this agreement.

               5.   Southern Union agrees  to continue monthly surveillance

          reporting in the same format currently used by Western Resources.

               6.   Western Resources agrees to transfer (or cause the plan

          administrators and trustees of Western Resources' defined benefit plant  to transfer) to Southern  Union's defined benefit plan for

          Missouri employees, as defined in  the Agreement for Purchase  of

          Assets between Western Resources  Inc. and Southern Union Company dated  July  9,  1993  ("the  July 9  Agreement),  an  additional









          $9,000,000  in pension  assets or  other funds  in excess  of the

          Projected Benefit Obligation (PBO) as of January 31, 1994.

               Southern   Union   agrees   to   make   certain   additional

          contributions as  specified  below to  Southern  Union's  defined benefit plan for Missouri  Gas Energy employees in excess  of the minimum required contribution under Internal Revenue Code Section

          412 as  determined by the plan's Enrolled Actuary.  For 1994 such additional  contributions will  be equal  to  the lesser  of: (a)

          $3,000,000 or  (b) the difference between  the maximum deductible contribution  under Internal  Revenue  Code Section  404 and  the minimum required contribution under Internal Revenue Code Section

          412, each as determined for the plan year by the plan's  Enrolled

          Actuary.

               If,  as a  result  of  the  limitation  in  (b)  above,  the contribution  for 1994  is  less than  $3,000,000, then  Southern

          Union will  agree to make additional  contributions in succeeding years,  subject to the limitation in (b) above applicable to such

          year.   Such subsequent year  contributions shall continue  to be

          made  until the  sum of  the present  value of  each contribution

          equals $3,000,000.   For purposes of the  preceding sentence, the

          present  value of each contribution shall  be determined using an interest  rate which  is equal  to the  composite  net investment return  on the Missouri Gas  Energy pension plan  assets from the date of the transfer  of such assets to  the Missouri Gas  Energy pension  plan  to  the date  such  contribution  is  made to  the

          Missouri Gas Energy pension plan.







               In  the  event  that  Southern  Union  files  for  a general

          increase  in  non-gas  rates   prior  to  contributing  the  full

          $3,000,000  to  the  pension  fund, Southern  Union  agrees  that pension expense under  FAS 87 or  the Employee Retirement  Income

          Security Act of 1974 (ERISA) minimum will be calculated as if the full $3,000,000 (plus any  related earnings that would have  been realized  had the full $3,000,000 been transferred on the date of closing  of the subject transaction)  in assets were  in the fund for purposes of  determining pension expense for  cost of service in a rate case.

               7.   Southern  Union  agrees  not  to  implement  a  general

          increase in  non-gas rates until  Southern Union  has attained  a total  debt to total capital ratio which does not exceed Standard and Poor's  Corporation's Utility  Financial Benchmark ratio  for

          the   lowest   investment   grade  investor-owned   natural   gas

          distribution  company at the time a general rate increase case is filed.  Southern Union agrees to attain this total  debt to total capital  ratio  within three  years of  the  closing date  of the subject  transaction in  order  to  be  in compliance  with  this

          Unanimous Stipulation and Agreement.1


               1Public Counsel's position on capital structure is that Missouri ratepayers should not be required to bear the cost of increased financial risk associated with extremely low equity levels resulting from this sale. Public Counsel's concern is that projected post-acquisition equity levels are well below the range of the optimum capital structure necessary to minimize costs paid by the ratepayer while also providing for financial stability for the utility. The agreement to use Standard & Poor's total debt to total capital investment grade benchmark for bonds has the practical effect of raising the equity level of Southern Union. Standard & Poor's bond investment benchmark for






               The ratio  calculations will  be performed according  to the definitions  found  in  the  Standard  and  Poor's  Corporation's publication  which  contains  the  previously  mentioned  Utility

          Financial Benchmark.  Additionally, the definition of "investment grade" for  purposes of this Unanimous  Stipulation and Agreement will  be  that definition  as found  in  the Standard  and Poor's

          Corporation's publication used to determine the benchmark.

               8.   Southern Union  agrees to  use an additional  offset to

          rate base in any Southern Union filing for a general  increase in non-gas  rates in  Missouri completed  in the  next ten  years to compensate for rate base deductions  that have been eliminated by this transaction.  The  amount of the  offset for the first  year debt to total capital currently is less than Southern Union's proposed level of debt immediately after the sale. Since equity ratios are inversely related to debt ratios, requiring Southern Union to decrease its debt ratio will cause the equity ratio to increase.
               The signing of this Stipulation & Agreement does not mean that Public Counsel agrees that Standard & Poor's current bond investment benchmark represents the optimum capital structure so as to provide the ratepayer the lowest possible cost while meeting other Commission determined standards of a utility's performance. Neither does Public Counsel agree that some future unknown Standard & Poor's benchmark or method of calculating that benchmark would do so. Standard & Poor's publication CORPORATE FINANCE CRITERIA underscores the limits of its ratings when it states that "A rating is not a general purpose evaluation of an issuer" and "The rating performs the isolated function of credit risk evaluation, which is one element of the entire investment decision-making process." Standard & Poor's goes on to state that "S&P questions whether linkage of a company's long-term financial strategy to a specific rating category makes sense" and "The more appropriate approach is to operate for the good of the business as management sees it, and to let the rating follow." Public Counsel believes that the Missouri Public Service Commission has the obligation to determine the appropriate capital structure for a Missouri utility after consideration of all relevant factors.






          shall be $30.0 million.  The amount shall reduce by $3.0  million per  year on each anniversary date of  the closing of the subject transaction.

               9.   Southern Union agrees to the following conditions:

               a.   Southern   Union  must   follow  the   pipeline  safety

               regulations  as contained  in 4 CSR  240-40.020, 240-40.030,

               and anti-drug regulations contained in 4 CSR 240-40.080;

               b.   Southern Union  must comply  with the  meter change-out

               intervals  and  record-retention  requirements for  historic meter accuracy, as required by order in Case No. GO-91-353;

               c.   Southern Union  must  adhere to  the unprotected  steel

               service and yard line  replacement program contained in Case

               No. GO-91-239, as modified by waiver in Case No. GO-92-295;

               d.   Southern  Union must  adhere to  the  unprotected steel

               main protection/replacement  program and the cast  iron main replacement program contained in Case No. GO-91-277;

               e.   Southern Union must follow the schedule of replacements

               in  the  St.  Joseph  and Joplin  distribution  systems,  as described to the Staff  and as contained in Case  No. GO-94-

               130,  that permits Gas Service  more than five  (5) years to repair Class 3 Leaks in the two noted distribution systems;

               f.   Southern  Union  must  follow the  schedule  agreed  to

               between  the  Gas Safety  Staff  and  Gas Service  personnel addressing the upgrading of  regulator stations that, due to consideration of the  maximum allowable operating  pressure,

               are identified as having deficient over-pressure protection;







               g.   Southern Union must follow  the replacement and leakage

               survey schedules, agreed to between the Gas Safety Staff and

               Gas Service  personnel during  revisions to the  tariffs for master-metered mobile home courts; and,

               h.   Southern  Union  should  follow  all  other  Commission

               orders    addressing    pipeline    safety   and    informal

               agreements/commitments between the  Commission's Gas  Safety

               Staff and  Gas Service  that are not  specifically noted  in this Unanimous Stipulation and Agreement but which have been presented by  Staff to and discussed with  Southern Union or those contained  in  correspondence between  Staff  and  Gas

               Service.

               i.   Southern Union must follow the Commission's promotional

               practices rules.

               j.   During  any  major   Commission  proceeding   involving

               Southern  Union,  Southern Union  will  make  its books  and records,  or a  true copy  thereof,  available for  audit by

               Staff in Southern Union's Kansas City, Missouri offices.

               10.  Staff will agree  to recommend approval  of an AAO  for gas safety purposes for Southern Union similar to that previously granted to Western Resources  in Case No. GO-92-185 for  a period equal to the  rate moratorium described  in paragraph 2.  herein.

          No other party to  this agreement shall  oppose a request for  an

          AAO for gas safety expenditures pursuant to this agreement.

               11.  The parties reserve the right to propose adjustments in any  future  proceedings  for  all  alleged  detrimental  aspects







          relating  to  the  acquisition   other  than  those  specifically

          addressed  in this  Unanimous Stipulation  and Agreement.   These

          adjustments include, but are not limited to, concerns  related to the Wyoming  Tight Sands gas supplies,  recovery of environmental costs by  Southern  Union, and  transfer of  FAS 106  liabilities related  to work performed for other states.  The foregoing shall not  operate  as a  limitation upon  Southern Union's  ability to contest  such proposed adjustments or to pursue any remedy it may have under the July 9 Agreement, or otherwise.

               12.  Southern   Union  reserves   the   right   to   propose

          adjustments in  any future  proceedings to recognize  any alleged benefits  resulting from the acquisition which  is the subject of this case.  The  foregoing shall not operate as a limitation upon

          any   other  signatory's   ability  to   contest   such  proposed

          adjustments.

               13.  Southern Union  confirms that it is  committed to cost-

          based rates for  its Missouri service territory.   Southern Union

          agrees  to  file  a   fully-distributed  cost  of  service  study

          contemporaneously with the filing  of tariffs in Southern Union's first Missouri  general non-gas rate  increase case, and  to base

          its proposed rates  therein upon such study.   This shall  not be

          construed  to  require a  filing of  such a  study with  any rate

          filing  made   pursuant  to   paragraph  18  of   this  Unanimous

          Stipulation and Agreement, but Southern Union will provide such a study within six months of such a filing.









               14.  Southern  Union confirms  that pursuant  to the  July 9

          Agreement, Southern Union and  Western Resources have agreed that procedures have  been established and approved  by the Commission in Case No.  GR-91-286 for the distribution to Western Resources'

          customers of  certain proceeds  resulting from the  settlement of the Wyoming Tight Sands  antitrust litigation;  that pursuant  to that  July  9  Agreement, Western  Resources  will  use its  best efforts to  assign or  otherwise transfer to  Southern Union  all legal  rights  and authority  Western  Resources  has to  fulfill

          Western  Resource's obligations  under such  procedures so  as to ensure, to the  fullest extent possible, that  such proceeds will continue to be distributed to such customers or  customer classes in the manner and to the extent contemplated by previous order of the Commission; and that Western Resources has agreed to seek any regulatory  approvals  that  may  be required  to  complete  such assignment or transfer.

               As  agreements to be assumed under the July 9 Agreement, the

          Wyoming Tight Sands agreements,  the grantor trust agreement, and related  agreements (Item  4 on  Schedule 6.07(a)  of the  July 9

          Agreement), and subject to the terms and conditions of the July 9

          Agreement,  Southern Union  has agreed  to perform  and discharge

          said agreements.   Midwest Gas Users  Association and Armco  Inc.

          confirm that the  pricing and other terms of  the gas and related services  that are procured pursuant  to and in  accord with said agreements and in compliance with the  Commission's order in Case

          No. GR-91-286, are fair, reasonable and prudent.







               15.  Southern  Union  expressly  assumes  those  rights  and obligations of Western Resources contained in the current tariffs of  Western Resources filed with and  approved by the Commission,

          except  as such tariffs apply to the properties addressed in Case

          No.  GM-94-87.  If  authorized by the  Commission, Southern Union agrees to file for  Commission approval a complete set  of tariff sheets applicable  to the Missouri properties (excluding Palmyra)

          at  least ten  days  prior to  the closing  date  of the  subject

          transaction.   The  effective  date will  be  the day  after  the

          closing date.  Western Resources agrees to reconfigure its tariff sheets and file such for  Commission approval consistent with the testimony  of  Staff witness  Craig Jones  to  apply only  to the

          Palmyra properties at least ten days prior to the closing date of the subject  transaction unless the Palmyra  properties have been

          transferred  prior to  that time.   Additionally,  Southern Union

          expressly  assumes  those  rights   and  obligations  of  Western

          Resources  set out  in  the Unanimous  Stipulation and  Agreement

          filed  September 28,  1993  in Case  No. GR-93-240,  particularly those in Paragraph 4.B. thereof.

               16.  Southern Union  agrees that, prior  to the filing  of a tariff seeking to recover transition costs under FERC  Order 636,

          or the recovery of any remaining take or pay costs,  it will meet with  Midwest Gas Users'  Association and Armco  Inc. and discuss the proposed method and treatment of recovery of any such costs.

               17.  Southern  Union agrees to  reduce regulatory income tax expense  by $296,363 in  any Southern Union  general non-gas rate







          increase case completed within  ten years of the date  of closing of the subject transaction.

               18.  The  provisions  above  relating  to  a  moratorium  on

          Southern Union  filing a  general non-gas  rate increase and  the prohibition on the  filing of  complaints shall not  apply if  an unusual  event or events which would have a significant impact on the Missouri gas business  of Southern Union occurs, such  as (a)

          an act of God (b)  a significant change in federal or  state laws or  (c)  a  significant  change in  Missouri  regulatory  law  or policies.

               19.  The  parties agree that  this Unanimous Stipulation and

          Agreement  is based  upon the  understanding that  the Commission will issue a final  order approving the transaction which  is the subject of this case effective no later than  January 9, 1994, to allow for closing by January 31, 1994.

               20.  This Unanimous Stipulation  and Agreement represents  a negotiated  settlement for the  sole purpose of  disposing of the issues  addressed herein,  and none  of the  signatories to  this

          Unanimous Stipulation and Agreement  shall be prejudiced or bound in  any  manner by  the terms  of  the Unanimous  Stipulation and

          Agreement, and this Unanimous  Stipulation and Agreement shall be inadmissible  in and  shall  not  be  cited  or  referred  to  as precedent in any other  proceeding, except as otherwise specified herein.

               21.  None  of the signatories  to this Unanimous Stipulation and Agreement shall be  deemed to have approved or  acquiesced in







          any ratemaking  principle or any method of  cost determination or cost allocation underlying or allegedly underlying this Unanimous

          Stipulation and Agreement.

               22.  In the event the  Commission accepts the specific terms of  this Unanimous  Stipulation  and Agreement,  the  signatories

          waive,  with  respect  to   the  issues  resolved  herein,  their

          respective  rights to  cross-examine witnesses,  their respective rights  to present oral  argument and written  briefs pursuant to

          Section  536.080.1  RSMo 1986;  their  respective  rights to  the reading of  the transcript by the Commission  pursuant to Section

          536.080.2  RSMo 1986;  and  their respective  rights to  judicial review pursuant to Section 386.510 RSMo 1986.

               23.  This Unanimous Stipulation  and Agreement has  resulted from extensive  negotiations among the signatories  and the terms hereof  are interdependent.  In the event the Commission does not approve  and adopt  this Unanimous  Stipulation and  Agreement in total, or  in the event  the Commission  does not  issue a  final order approving the subject  transaction, effective no later than

          January  9, 1994,  in  accordance with  the provisions  contained herein, this  Unanimous Stipulation  and Agreement shall  be void and no  signatory shall  be bound  by any  of  the agreements  or provisions hereof.

               24.  The   parties  agree   that  all   prefiled  testimony,

          schedules and exhibits  submitted by Western Resources,  Southern

          Union,  Staff,  Office  of  Public Counsel,  Midwest  Gas  Users'

          Association, Armco Inc., and Mountain Iron & Supply Company shall







          be  received  into  evidence   without  the  necessity  of  their

          respective witnesses taking the stand.

               25.  At the  Commission's request, the Staff  shall have the right to submit  to the Commission, in confidential memorandum or oral briefing form, an explanation of its  rationale for entering into this  Unanimous Stipulation and Agreement, and to provide to

          the   Commission  whatever  further  explanation  the  Commission requests.  The Staff's  confidential memorandum or briefing shall not become part  of the record  of this proceeding and  shall not

          bind or prejudice  the Staff in any  further proceeding.   In the

          event the Commission does  not approve this Unanimous Stipulation and Agreement,  the Staff's confidential  memorandum or  briefing

          shall not bind or  prejudice the Staff in  this proceeding.   Any

          rationales  advanced   by  the  Staff  in   such  a  confidential

          memorandum or briefing are  its own and are not  acquiesced in or otherwise adopted by the other signatories.

               26.  Because of Southern Union's committment as expressed in paragraph 9 i., KCPL does  not oppose paragraphs 1 through  18 of

          this  Unanimous Stipulation  and  Agreement.   KCPL does  support

          paragraphs 9 i., and 19 through 26.

               WHEREFORE, the  parties hereto respectfully request that the

          Commission issue its order:

               (a)  Authorizing Western  Resources  and Southern  Union  to

          perform in accordance with the terms and conditions of the July 9

          Agreement to the extent that it is not in conflict with the terms and conditions of this Unanimous Stipulation and Agreement;







               (b)  Authorizing  Western  Resources to  sell,  transfer and assign the assets described  in the July 9 Agreement  to Southern

          Union;

               (c)  Authorizing   the   transfer   of  Western   Resources'

          pertinent certificates  of convenience and  necessity to Southern

          Union  or granting a new  certificate to Southern  Union which is identical in scope;

               (d)  Authorizing Southern Union to  purchase and acquire the assets  and to  undertake the  related transactions  all as  more particularly described in  the July 9  Agreement, upon the  terms and conditions set out therein;

               (e)  Authorizing  Southern Union  to own,  operate, control,

          manage and maintain the  assets and to provide gas service to the public as a  gas corporation  and public utility  subject to  the jurisdiction of  the Commission in  those areas in  which Western

          Resources  now  operates in  Missouri  which are  subject  to the

          Agreement;

               (f)  Authorizing Southern Union to encumber the assets to be acquired from Western Resources in the subject transaction as may be necessary in accordance  with the terms and conditions  of any of Southern Union's financing instruments.  Specifically, in this regard, authorizing Southern Union to encumber, pursuant to terms and  conditions consistent  with the  Bank's Security  Agreement,

          Schedule 6 to the First Amended Joint Application, and the Notes'

          Security   Terms,  Schedule   7  to   the  First   Amended  Joint

          Application,  the assets to be acquired from Western Resources in







          the  subject  transaction,  as  well  as  any  assets  that   may

          thereafter be acquired by Southern  Union and which are necessary or  useful in the performance  of Southern Union's  duties to the public in Missouri;

               (g)  Authorizing Southern  Union to adopt  the rates,  rules and  regulations and other tariffs of Western Resources as may be on file  with and  approved  by the  Commission  on the  date  of closing  of the subject  transaction under the  July 9 Agreement,

          and to operate under the same as they may be changed from time to time as provided by law;

               (h)  Authorizing  the  transfer  from  Western  Resources to

          Southern Union of all security deposits held by Western Resources on  the  date of  closing of  the  subject transaction  which are applicable  to accounts  for  customers located  in the  affected service areas;

               (i)  Authorizing Southern Union to keep and maintain certain books  and records  for Southern  Union's Missouri  operations at

          Southern Union's principal  office in Austin, Texas  on and after the closing of the subject transaction;

               (j)  Authorizing Western  Resources  and Southern  Union  to

          enter  into, execute and perform in accordance with the terms of,

          all  other  documents  which  may  be  reasonably  necessary  and incidental to the performance of  the transactions which are  the subject of the July 9 Agreement and joint application; and

               (k)  Authorizing  Western  Resources,  effective   upon  the

          closing   of  the   involved   transactions,  to   terminate  its







          responsibilities  as a  gas corporation and  a public  utility in

          Missouri with respect to the assets and areas covered by the July

          9 Agreement.

               (l)  Authorizing  Western  Resources and  Southern  Union to

          file  tariffs  consistent  with  paragraph 15  of  the  Unanimous

          Stipulation and Agreement in this case.
















































          Respectfully submitted,            ___________________________
                                             Richard S. Brownlee III
                                             P.O. Box 1069
                                             235 East High Street
          __________________________         Jefferson City, Missouri 65102
          Penny G. Baker
          Deputy General Counsel             Attorney for
          David Woodsmall                    Williams Natural Gas Company
          Eugene Mitchell, Jr.
          P.O. Box 360
          Jefferson City, MO 65102

          Attorneys for the Staff of the     ___________________________
          Missouri Public Service            Dennis K. Morgan
          Commission                         Vice President - Legal and
                                             Secretary
                                             Southern Union Company
                                             504 Lavaca, Suite 900
          ___________________________        Austin, Texas  78701
          Lewis R. Mills, Jr.
          Deputy Public Counsel              James C. Swearengen
          Douglas E. Micheel                 Gary W. Duffy
          P.O. Box 7800                      312 East Capitol Avenue
          Jefferson City, MO 65102           P.O. Box 456
                                             Jefferson City, Missouri 65102
          Attorney for Office of the
          Public Counsel                     Attorneys  for  Southern Union
                                             Company


          ___________________________
          J. Michael Peters                  ___________________________
          Western Resources, Inc.            James P. Zakoura
          818 Kansas Avenue                  650 Commerce Plaza
          P.O. Box 889                       7300 West 100th St.
          Topeka, Kansas 66612               Overland Park, Kansas 66210

          Attorney for Western Resources     Attorney     for     Riverside
                                             Pipeline Company, L.P.

          ___________________________
          Stuart W. Conrad                   ___________________________
          2345 Grand Avenue                  Mark G. English
          2600 Mutual Benefit Life           1201 Walnut
          Kansas City, Missouri 64108        P.O. Box 418679
                                             Kansas City, Missouri 64141
          Attorney for
          Midwest Gas Users' Association     Attorney for Kansas City Power
          and Armco, Inc.                      & Light Company








          ____________________________
          Patrick A. Baumhoer
          P.O. Box 1280
          Jefferson City, MO  65102

          Attorney  for Mountain  Iron &
          Supply Company


          ___________________________
          Paul W. Phillips
          U.S. Department of Energy
          1000 Independence Ave., S.W.
          Rm. 6D-033
          Washington, D.C. 20585

          Attorney  for U.S.  Department
          of Energy

          12572
































